Exhibit 16.1

December 19, 2022

Securities and Exchange Commission
Office of the Chief Accountant

100 F Street, N.E.

Washington, D.C. 20549

Re:	Sono-Tek Corporation Commision File Number 000-16035

Dear Sir or Madam:

We have read the statements made by Sono-Tek Corporation under Item 4.01 of its Form 8-K dated December 19, 2022. We agree with the statements concerning our firm in such 8-K; we are not in a position to agree or disagree with other statements of Sono-Tek Corporation contained therein.

Very truly yours,

/s/ Friedman LLP

Friedman LLP

East Hanover, MJ